Exhibit 32.1

Suncrest Global Energy Corp.

CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
18 U.S.C. Section 1350

The undersigned executive officer of Suncrest Global Energy Corp. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

•	the transition report on Form 10-QSB of the Company for the quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 4, 2008	/s/ Bruce Widener
Bruce Widener Principal Executive Officer